ENDOCHOICE HOLDINGS, INC.
2015 OMNIBUS EQUITY INCENTIVE PLAN
102 Capital Gains Track Restricted Stock Unit Agreement
This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of ___________ (the “Grant Date”) by and between EndoChoice Holdings, Inc., a Delaware corporation (the “Company”) and ________________ (the “Grantee”).
WHEREAS, the Company has adopted the EndoChoice Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”) and the Israeli Appendix thereto (the “Israeli Appendix”) pursuant to which awards of Restricted Stock Units may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units provided for herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
1.Grant of Restricted Stock Units.
1.1    Pursuant to Section 8.1 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Unit Award consisting of, in the aggregate, _________ shares of Common Stock of the Company (“Restricted Stock Unit(s)”), on the terms and conditions and subject to the restrictions set forth in this Agreement, the Plan and the Israeli Appendix. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan and the Israeli Appendix, as applicable.
2.    Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee as an employee to the Company or its Affiliates.
3.    Restricted Period; Vesting.
3.1    Except as otherwise provided herein, provided that the Grantee has not incurred a Termination as of the applicable vesting date, the Restricted Stock Units will vest in accordance with the following schedule:

Vesting Date	Number of Restricted Stock Units That Vest
_____________	______________________
_____________	______________________
The period over which the Restricted Stock Units vest is referred to as the "Restricted Period". Once vested, the Restricted Stock Units become "Vested Units."
3.2    The foregoing vesting schedule notwithstanding, upon the Grantee's Termination for any reason at any time before all of his or her Restricted Stock Units have vested, the Grantee's unvested Restricted Stock Units shall be automatically forfeited upon such Termination and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

3.3    The terms of the Plan will govern the Restricted Stock Units in the event of a Change in Control.
4.    Restrictions. Subject to any exceptions set forth in this Agreement, the Plan or the Israeli Appendix during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee's rights to such units shall immediately terminate without any payment or consideration by the Company.
5.    Rights as Shareholder; Dividend Equivalents.
5.1    The Grantee shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the Restricted Stock Units (including, without limitation, any voting rights or any right to dividends paid with respect to the shares of Common Stock underlying the Restricted Stock Units) unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock in accordance with Section 6.
5.2    Upon and following the settlement of the Restricted Stock Units, the Grantee shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).
6.    Settlement of Restricted Stock Units.
6.1    Subject to Section 9 hereof, promptly following the last day of the Restricted Period, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units, and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.
6.2    To the extent that the Grantee does not vest in any Restricted Stock Units in accordance with Section 3, all interest in such Restricted Stock Units shall be forfeited. The Grantee has no right or interest in any Restricted Stock Units that are forfeited.
7.    No Right to Continued Service. Neither the Plan, including the Israeli Appendix, nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Independent Contractor, Consultant or Director of the Company. Further, nothing in the Plan, the Israeli Appendix or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee's employment or service at any time, with or without Cause.
8.    Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 4.4 of the Plan.

9.    Tax Liability and Withholding.
9.1    The Grantee shall be required to pay to the Company, its Affiliate or the Trustee and the Company, its Affiliate and the Trustee shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes in accordance with Sections 17.1 and 17.2 of the Plan and the Israeli Appendix. Notwithstanding the above, any withholding of shares underlying Vested Units in accordance with the terms of this Section will only be made in accordance with written instructions of the Grantee.
9.2    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares or release from trust of the Common Stock; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee's liability for Tax-Related Items.
10.    Status of the Restricted Stock Units.
10.1    The Restricted Stock Units are being issued under Section 102(b) of the ITO as 102 Capital Gains Track Grant.
10.2    The Restricted Stock Units, shall be issued, on the Grantee's behalf, to the Trustee under the provisions of the 102 Capital Gains Track and will be held by the Trustee for the benefit of the Grantee for at least the Required Holding Period. For the avoidance of doubt, the delivery of the Restricted Stock Units to the Trustee shall be considered as the fulfillment of the Company's obligation to deliver the Restricted Stock Units to the Grantee.
10.3    The Trustee will not release the Restricted Stock Units and/or the underlying shares to the Grantee before the satisfaction of the applicable tax obligations of the Grantee in accordance with Section 102.
10.4    The Grantee undertakes not to make any transaction or take any action with respect to the Restricted Stock Units nor sell, transfer, assign, pledge, encumber, or otherwise willfully hypothecate or dispose of, and give no power of attorney or deed of transfer, whether for immediate or future use (together, hereinafter “Transfer”) in respect to the Restricted Stock Units prior to the expiration of the Required Holding Period.
10.5    At the earlier of the time the Restricted Stock Units or the underlying shares are sold or withdrawn from the Trustee, the Trustee, the Company and an Affiliate shall be entitled to withhold from the payroll and any other amounts payable to the Grantee any sums required to satisfy the withholding obligations of the Company, the Trustee and/or an Affiliate, which arise in connection with such withdrawal or sale.
11.    Non-competition and Non-solicitation.
11.1    In consideration of the Restricted Stock Units, the Grantee agrees and covenants not to:

(a)    contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in a Competing Business (as defined in the EndoChoice Employee Covenants Agreement) during the Restricted Period (as defined in the EndoChoice Employee Covenants Agreement) following the Grantee's termination of Continuous Service;
(b)    directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates during the Restricted Period (as defined in the EndoChoice Employee Covenants Agreement) following the Grantee's termination of Continuous Service; or
(c)    directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates during the Restricted Period (as defined in the EndoChoice Employee Covenants Agreement) following the Grantee's termination of Continuous Service.
11.2    If the Grantee breaches any of the covenants set forth in Section 11.1:
(a)    all unvested Restricted Stock Units shall be immediately forfeited; and
(b)    the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
12.    Grantee Acknowledgements. The Grantee hereby declares, acknowledges and agrees as follows:
(c)    The Grantee understands the provisions of Section 102 and the applicable tax track of this grant;
(d)    The Grantee agrees to the terms and conditions of the Trust Agreement;
(e)    The Company has made no warranties or representations to the Grantee with respect to the tax consequences related to the Restricted Stock Units. The Grantee understands that this grant of Restricted Stock Units under the 102 Capital Gains track is conditioned upon the receipt of all requisite approvals from the ITA;

(f)    All tax consequences under any applicable law which may arise from the grant of the Restricted Stock Units, from the holding of the Restricted Stock Units or sale or withdrawal from the Trustee of the Restricted Stock Units or the underlying shares by or on behalf of the Grantee, shall be borne solely by the Grantee. The Grantee shall indemnify the Company, an Affiliate or the Trustee, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.
13.    Compliance with Law. This Restricted Stock Unit award and the issuance and transfer of shares of Common Stock in accordance with Section 6 shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
14.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company's principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.
15.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware in the United States of America without regard to conflict of law principles.
16.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
17.    Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders and the Israeli Appendix. The terms and provisions of the Plan and the Israeli Appendix as either may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Israeli Appendix, the applicable terms and provisions of the Plan or the Israeli Appendix will govern and prevail.
18.    Application of Israeli Tax Law. This Agreement shall be interpreted so as to comply with Section 102 and the rules, regulations, orders or procedures promulgated thereunder, as may be amended from time to time, and any written approval from the ITA.
19.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

20.    Severability. The invalidity or unenforceability of any provision of the Plan, the Israeli Appendix or this Agreement shall not affect the validity or enforceability of any other provision of the Plan, the Israeli Appendix or this Agreement, and each provision of the Plan, the Israeli Appendix and this Agreement shall be severable and enforceable to the extent permitted by law.
21.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, altered, suspended or terminated by the Board at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee and the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee's employment with, or service to, the Company or its Affiliates.
22.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall materially impair the previously accrued rights of the Grantee under this Agreement without the Grantee's consent, subject to the provisions of Sections 16.1 and 16.2 of the Plan and the Israeli Appendix.
23.    No Impact on Other Benefits. The value of the Grantee's Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
24.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. The Grantee consents to (a) receive any documents related to his or her current or future participation in the Plan, including the Israeli Appendix and this Agreement, by electronic means, (b) the use of electronic signatures or other electronic indication(s) of acceptance, and (c) participate in the Plan and/or receive any documents related to such participation through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
25.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan, the Israeli Appendix and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan, the Israeli Appendix and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares of Common Stock, and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
26.    Transfer of Data. The Grantee authorizes the Company and its Affiliates to furnish the Company and/or any third party with such personal information and data as may be required to implement this Agreement and the Plan, including the Israeli Appendix.